Exhibit 23(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Seligman Time Horizon/Harvester Series Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to Registration Statement No. 333-85111 on Form N-1A of our report dated February 28, 2007, relating to the financial statements and financial highlights of Seligman Time Horizon/Harvester Series Inc., including the Seligman Time Horizon 30 Fund, the Seligman Time Horizon 20 Fund, the Seligman Time Horizon 10 Fund and the Seligman Harvester Fund, appearing in the Annual Report on Form N-CSR of Seligman Time Horizon/Harvester Series Inc., for the year ended December 31, 2006, and to the references to us under the headings “Financial Highlights” in the Prospectus and “General Information – Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such registration statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

April 26, 2007